UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John R. Menard retired from the Polaris Industries Inc. (the “Company”) Board of Directors effective as of the 2012 Annual Meeting of Shareholders on April 26, 2012 (the “Annual Meeting”), pursuant to the director retirement policy in the Company’s Corporate Governance Guidelines, which requires directors to resign at the annual meeting following his or her 72nd birthday.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 26, 2012.  Proxies for matters to be voted upon at the Annual Meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, as amended.  Three proposals were voted upon at the Annual Meeting.  The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 9, 2012.  The final results for the votes regarding each proposal are set forth below.

1.	The following nominees were elected as Class III members of the Board of Directors of the Company for three-year terms ending in 2015:

Name	For	Withhold	Broker Non-Vote

Annette K. Clayton	46,185,575	8,973,206	7,799,511

Gregory R. Palen	45,930,967	9,227,813	7,799,511

John P. Wiehoff	45,607,749	9,551,032	7,799,511

The terms of the following directors continued after the Annual Meeting: Robert L. Caulk, Gary E. Hendrickson, Bernd F. Kessler, R.M. (Mark) Schreck, William Grant Van Dyke, and Scott W. Wine.

2.	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified:
Votes For	Votes Against	Abstentions	Broker Non-Vote
61,613,053	1,260,595	84,642	0
3.	The compensation to the Company’s named executive officers was approved:
Votes For	Votes Against	Abstentions	Broker Non-Vote
54,397,232	441,719	319,828	7,799,511

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 30, 2012

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance and
Chief Financial Officer

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